EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
In connection with the Quarterly Report of P.F. Chang's China Bistro, Inc. ("the Registrant") on Form 10-Q for the quarter ended October 2, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard L. Federico, Co-Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ RICHARD L. FEDERICO
Richard L. Federico
Chairman and Co-Chief Executive Officer

October 27, 2011